UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2006

SCIELE PHARMA, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Concourse Parkway

Suite 1800
Atlanta, Georgia  30328

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 7, 2006, the Board of Directors of Sciele Pharma, Inc. (the “Company”), upon the recommendation of its Compensation Committee, approved the following elements of the Company’s compensation program for Named Executive Officers and Board members:

A.                                   The Board authorized the annual grant of shares of restricted Company common stock as a component of the Company’s executive compensation program to the following Named Executive Officers for fiscal 2007:

		Restricted Shares

Patrick Fourteau	Chief Executive Officer, President	115,000	(1)

Darrell Borne	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	60,000	(1)

Ed Schutter	Executive Vice President and Chief Commercial Officer	35,000	(2)

Larry Dillaha	Executive Vice President and Chief Medical Officer	30,000	(2)

Leslie Zacks	Vice President, Legal and Administration	15,000	(2)

(1)                                Thirty percent of the shares subject to each grant will vest in equal annual installments over four years from the date of grant.  Seventy percent of the shares subject to each grant will vest if and as certain Company performance goals are met.  On the date of the grant, the closing price of the Company’s common stock was $23.28.

(2)                                  Fifty percent of the shares subject to each grant will vest in equal annual installments over four years from the date of grant.  Fifty percent of the shares subject to each grant will vest if and as certain Company performance goals are met.  On the date of the grant, the closing price of the Company’s common stock was $23.28.

B.                                     The Board approved the following base salary and potential bonuses for Messrs. Fourteau and Borne for fiscal 2007:

	Base Salary	Bonus Potential(1)
Patrick Fourteau	$375,000	100%
Darrell Borne	$280,000	70%

(1) Represents maximum percentage of base salary that the executive may earn in the form of a cash bonus to be determined based upon certain company performance metrics.  It also has the potential to accelerate up to 150% of base salary with “exceeding performance” criteria.

C.                                     The Board, also upon the recommendation of its Compensation Committee, approved the following Board member compensation for fiscal 2007:

2

Cash Compensation

Annual retainer	$30,000
In-person attendance fee(1)	$2,000
Telephonic attendance fee(1)	$1,000
Board chair fee	$15,000
Audit Committee chair fee	$10,000
Audit Committee financial expert	$10,000
Compensation Committee chair	$7,500
Nominating and Corporate Governance Committee chair	$5,000
Mergers & Acquisitions Committee chair	$5,000

Equity Grants

10,000 shares of restricted stock per year; vesting over 3 years; granted at each annual meeting of stockholders.

Other

The Company to pay for physicals for each member of the Board.

(1) – Payable for both full board and committee meeting attendance.

Further, the Board, also upon the recommendation of its Compensation Committee, adopted a deferred compensation plan to permit a designated group of highly compensated employees and non-employee directors of the Company and its subsidiaries to defer the receipt of income which would otherwise become payable to them.  A copy of the plan is attached as Exhibit 10.1

Item 9.01                                             Financial Statements and Exhibits

Exhibit 10.1                                    Sciele Pharma, Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

Date:  December 13, 2006